UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2016, Intercept Pharmaceuticals, Inc. (the “Company”) announced the planned departure of Barbara Duncan, the Company’s Chief Financial Officer and Treasurer. Ms. Duncan’s departure will become effective on June 30, 2016. Until such effective date or as may otherwise be mutually agreed upon with the Company, Ms. Duncan will continue to act as Chief Financial Officer and Treasurer. Ms. Duncan intends to continue to work with the Company in an advisory capacity subsequent to the effective date of her departure to assist the transition of her function to her successor. The Company has commenced a search for Ms. Duncan’s successor.

Ms. Duncan's decision to depart from the Company is solely for personal reasons and time considerations and did not involve any disagreement with the Company. The Company thanked Ms. Duncan for her many contributions over seven years and for her willingness to continue to assist the Company to ensure a smooth transition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Dated: January 29, 2016	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer